EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant
To Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report of Intermountain Community Bancorp (“The Company”) on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Curt Hecker, Chief Executive Officer, and Doug Wright, Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Intermountain.
     This certification accompanies each Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 19, 2010

/s/ Curt Hecker	/s/ Doug Wright
Curt Hecker	Doug Wright
President and Chief Executive Officer	Chief Financial Officer